NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Alexandra M. Deignan
                (973) 597-4734

CURTISS-WRIGHT BOARD APPROVES PROPOSAL FOR
RECAPITALIZATION OF COMMON AND
CLASS B STOCK INTO A SINGLE CLASS
- - -
Stockholders to Vote on Proposal At Annual Meeting

ROSELAND, N.J., February 1, 2005 – Curtiss-Wright Corporation (NYSE: CW; CW.B) announced that its Board of Directors has authorized and will recommend that its stockholders approve a proposal to recapitalize its Common stock and Class B common stock into a single class of common stock on a one share-for-one share basis. The recapitalization proposal will require the affirmative vote of a majority of the holders of both classes of stock voting as a single class and will be presented at the upcoming annual meeting of stockholders scheduled for April 29, 2005. In addition, the transaction is conditioned upon the receipt of a supplemental ruling from the Internal Revenue Service, for which the Company submitted a formal request on January 11, 2005.

As provided in the Agreement and Plan of Merger and Recapitalization executed today by Curtiss-Wright after the Board action, the proposed transaction will be effected by merging a newly formed subsidiary into Curtiss-Wright, with Curtiss-Wright continuing as the surviving corporation in the merger.

Martin R. Benante, Chairman and CEO, commented, “The proposed recapitalization will simplify Curtiss-Wright’s capital structure, and should enhance our ability to structure and execute equity-based transactions, improve the trading liquidity of the Company’s common stock and generate administrative cost savings.”

– MORE –

Curtiss-Wright Corporation
4 Becker Farm Road, Roseland, NJ 07068
(973) 597-4700 • FAX (973) 597-4799
www.curtisswright.com

Curtiss-Wright Corporation • Page 2

About Curtiss-Wright

Curtiss-Wright Corporation is a diversified company headquartered in Roseland, New Jersey. The Company designs, manufactures and overhauls products for motion control and flow control applications, and provides a variety of metal treatment services. The firm employs approximately 5,600 people worldwide. More information on Curtiss-Wright can be found on the Internet at www.curtisswright.com.

Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a negative ruling from Internal Revenue Service; a negative vote from a majority of stockholders from both classes of stock voting as a single class. Please refer to the Company’s current SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

Stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement and any filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, NJ 07068, Attention: Director, Investor Relations, (973) 597-4734. The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on March 10, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

###

Curtiss-Wright Corporation
4 Becker Farm Road, Roseland, NJ 07068
(973) 597-4700 • FAX (973) 597-4799
www.curtisswright.com